REVOCABLE PROXY

             THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF
                          DIRECTORS OF NGC CORPORATION


         The undersigned stockholder of NGC Corporation, a Delaware corporation (the "Company"), hereby appoint(s) ______________________________ and
________________________________, and each of them, each with full power of substitution and resubstitution, proxies and attorneys-in-fact of the undersigned, with all of the powers that the undersigned would possess if personally present, to attend and act for the undersigned at the Special Meeting of Stockholders (the "Special Meeting") of the Company to be held ___________________________, 1996 at 13430 Northwest Freeway, Suite 1200,
Houston, Texas 77040 commencing at 9:00 a.m., Central time, and any and all adjournments and postponements thereof, and (without limiting the generality of the foregoing) in connection therewith to vote and represent all of the shares of common stock of the Company that the undersigned would be entitled to vote.

         Said Proxies and attorneys, and each of them, shall have all of the powers that the undersigned would have if voting in person. The undersigned hereby revokes any other proxies to vote at such meeting and hereby ratifies and confirms all that said proxies and attorneys, and each of them, may lawfully do by virtue hereof. Said proxies, without hereby limiting their several authority, are specifically authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the Special Meeting and all matters presented at the meeting but which are not known to the Board of Directors of the Company at the time of the solicitation of this proxy.

         The Board of Directors of the Company recommends a vote FOR the following proposal:

                  1. Proposal to approve and adopt the Combination Agreement and Plan of Merger, dated as of May 22, 1996, among the Company, Chevron U.S.A. Inc and its wholly-owned subsidiary, Midstream Combination Corp.

            [ ] FOR         [ ] AGAINST     [ ] ABSTAIN

Each of the above named proxies present at the Special Meeting, either in person or by substitute, shall have and exercise all of the powers of said proxies hereunder.

                  (Continued and to be signed on reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, IN THE EVENT NO INSTRUCTIONS ARE SET FORTH, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.


         The undersigned acknowledges receipt of a copy of the Notice of Special Meeting and Prospectus/Proxy Statement (with all Appendices and annexes) dated _____________________, 1996 relating to the Special Meeting.



Date  _________________        ________________________________
                               Signature


Date  _________________        ________________________________
                               Signature
                               IMPORTANT: Please date this Proxy and sign exactly as your name appears above. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such.
                               If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.